UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012 (May 7, 2012)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 7, 2012, the stockholders of Newcastle Investment Corp. (the “Company”) voted on the matters described below.

1. The Company’s stockholders elected two Class I directors, who comprise all the directors of such class, to serve until the 2015 annual meeting of stockholders or until their successors are elected and duly qualified.

The table below shows the numbers of shares that (i) voted for the election of such directors, (ii) withheld authority to vote for such directors, and (iii) represented broker non-votes with respect to this proposal.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Alan Tyson	53,389,535	7,083,726	35,723,540
Stuart McFarland	53,090,721	7,382,540	35,723,540

2. The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

The table below shows the numbers of shares that (i) voted for, (ii) voted against and (iii) abstained from voting for or against the ratification of the selection of Ernst & Young LLP.

Votes For	Votes Against	Abstentions
94,948,340	736,056	512,405

3. The Company’s stockholders approved the 2012 Nonqualified Stock Option and Incentive Award Plan.

The table below shows the numbers of shares that (i) voted for, (ii) voted against, (iii) abstained from voting for or against, and (iv) represented broker non-votes with respect to this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
42,063,940	17,196,731	1,212,590	35,723,540

*	Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares.

If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters.

Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as an election of director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer

Date: May 10, 2012

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